Exhibit 99.1

Plaintiffs in Shareholder Suits Drop Claims Against LifeMD

Cases voluntarily dismissed; company remains focused on growth, increasing access to healthcare via telemedicine.

NEW YORK, May 28, 2021 — LifeMD, Inc. (“the Company”) (NASDAQ: LFMD), a leading direct-to-patient telehealth company, announced today that all shareholder suits filed against the company have been voluntarily dismissed. The two cases – Owens v. LifeMD (Case No. 1:21-cv-03384-PAC) and Cho v. LifeMD (Case No. 1:21-cv-04004-PAC) – were both filed in the U.S. District Court for the Southern District of New York last month.

“We are pleased that these meritless class-action suits have been withdrawn. We remain laser-focused on using technology to make healthcare more accessible and affordable for people from all walks of life,” said Justin Schreiber, LifeMD’s Chairman and CEO. “We pursue our mission with transparency and integrity – always putting our patients first – and we’re very proud of that.”

The Owens and Cho plaintiffs’ law firms filed the notices of voluntary dismissal on May 18 and 19, respectively, court records show.

About LifeMD

LifeMD, Inc. is a rapidly growing direct-to-patient, telehealth company, offering cash-pay virtual medical care across all 50 states. LifeMD’s telemedicine platform enables virtual access to affordable and convenient medical treatment from licensed providers and, when appropriate, prescription medications and over-the-counter products delivered directly to the patient’s home. To learn more, visit www.LifeMD.com

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. While we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to LifeMD, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

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LifeMD, Inc.

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